Exhibit 2.1

Execution Copy

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER is entered into as of this 29th day of January, 2007 (this “Amendment”), by and among INTAC INTERNATIONAL, INC., a Nevada corporation (“Company”), HOWSTUFFWORKS, INC., a Delaware corporation (“HSW”), HSW INTERNATIONAL, INC., a Delaware corporation and a wholly owned subsidiary of HSW (“Parent”), and HSW INTERNATIONAL MERGER CORPORATION, a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Background

A.                                   The parties have entered into that certain Agreement and Plan of Merger dated as of April 20, 2006 (the “Merger Agreement”) pursuant to which, among other things, the parties have agreed to effect the Contribution, the Merger and the Transaction, subject to the terms and conditions thereunder.

B.                                     The parties desire to amend the Merger Agreement as set forth herein.  The Board of Directors of each of the parties hereto has approved this Amendment.

C.                                     On or before the date hereof, Company, Intac International Holdings Limited,  a Hong Kong corporation (“Intac Holdings”), Cyber Proof Investments Ltd., a British Virgin Islands corporation, and Wei Zhou have entered into a Share Purchase Agreement dated as of January 29, 2007 and attached hereto as Exhibit A pursuant to which Cyber Proof Investments Ltd. shall purchase all of the outstanding shares of the Distribution Subsidiaries.

D.                                    Parent, HSW and Wei Zhou have entered into an Amended and Restated Stockholders Agreement, dated as of the date hereof and attached hereto as Exhibit B (the “Amended and Restated Stockholders Agreement”), amending and restating that certain Stockholders Agreement among them dated as of April 20, 2006.

E.                                      That certain Stock Purchase Agreement among Parent, High River Limited Partnership and StuffWorks, LLC, dated as of April 20, 2006 and attached as the original Exhibit C-1 to the Merger Agreement, has been terminated.

F.                                      Parent and DWS Finanz-Service GmbH, on behalf of the sub-fund DWS Invest BRIC Plus of the DWS Invest SICAV, have entered into a First Amendment to Stock Purchase Agreement, dated as of the date hereof and attached hereto as Exhibit C (the “Amendment to Purchase Agreement”), amending that certain Stock Purchase Agreement between them dated as of April 20, 2006.

G.                                     Parent has entered into six additional Stock Purchase Agreements, dated as of the date hereof and attached hereto as Exhibit D, Exhibit E, Exhibit F, Exhibit G, Exhibit H and Exhibit I with the purchasers named therein, the closing of which is an integral part of the Transaction.

H.                                    Parent and Jeffrey Arnold have entered into an Amended and Restated Agreement, dated as of August 23, 2006 and attached hereto as Exhibit J (the “Amended and Restated Consulting Agreement”), amending and restating that certain consulting agreement between them dated as of April 20, 2006.

Agreement

NOW THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Index of Defined Terms.  The Index of Defined Terms in the Merger Agreement is hereby amended to include the following:

Defined Terms	Defined in Section
Distribution Acquisition	10.14
Distribution Acquisition Share Consideration	10.14
Distribution Business	10.14
Distribution Share Purchase Agreement	10.14
Distribution Subsidiaries	10.14
Meidi Technology	10.14

2.                                       Stockholders Agreement.  Exhibit B attached to the Merger Agreement is hereby deleted in its entirety and the Amended and Restated Stockholders Agreement attached hereto as Exhibit B shall be substituted in lieu thereof.  Any and all references in the Merger Agreement to the Stockholders Agreement shall be deemed to be references to the Amended and Restated Stockholders Agreement.

3.                                       Removal of High River Stock Purchase Agreement; Additional Purchase Agreements.

(a)                                  Recital G of the Merger Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“G.                               Parent has entered into six Stock Purchase Agreements, attached hereto as Exhibit C-1, Exhibit C-2, Exhibit C-3, Exhibit C-4, Exhibit C-5, Exhibit C-6 and Exhibit C-7 (the “Purchase Agreements”), with the purchasers named therein, the closing of which is an integral part of the Transaction.”

(b)                                 Exhibit C-1 attached to the Merger Agreement is hereby removed and deleted from the Merger Agreement in its entirety and the Stock Purchase Agreement attached hereto as Exhibit D shall be substituted in lieu thereof.

(c)                                  Exhibit C-2 to the Merger Agreement is hereby amended to include the Amendment to Purchase Agreement attached hereto as Exhibit C.

(d)                                 The Stock Purchase Agreement attached hereto as Exhibit E shall be inserted as Exhibit C-3 to the Merger Agreement.

(e)                                  The Stock Purchase Agreement attached hereto as Exhibit F shall be inserted as Exhibit C-4 to the Merger Agreement.

(f)                                    The Stock Purchase Agreement attached hereto as Exhibit G shall be inserted as Exhibit C-5 to the Merger Agreement.

(g)                                 The Stock Purchase Agreement attached hereto as Exhibit H shall be inserted as Exhibit C-6 to the Merger Agreement.

(h)                                 The Stock Purchase Agreement attached hereto as Exhibit I shall be inserted as Exhibit C-7 to the Merger Agreement.

(i)                                     Any and all references in the Merger Agreement to the Purchase Agreements shall be deemed to be references to the Purchase Agreements attached as Exhibit C-1, Exhibit C-2, Exhibit C-3, Exhibit C-4, Exhibit C-5, Exhibit C-6 and Exhibit C-7 to the Merger Agreement as hereby amended.

4.                                       Arnold Consulting Agreement.  Exhibit L attached to the Merger Agreement is hereby deleted in its entirety and the Amended and Restated Consulting Agreement attached hereto as Exhibit J shall be substituted in lieu thereof.  Any and all references in the Merger Agreement to the Arnold Consulting Agreement shall be deemed to be references to the Amended and Restated Consulting Agreement.

5.                                       Issuance of Shares to HSW.  Section 1.2 of the Merger Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“1.2                         Issuance of Shares to HSW.  In exchange for the Contribution, Parent will issue to HSW, as of the Effective Time, (a) that number of shares of Parent Common Stock which will, together with the shares of Parent Common Stock currently held by HSW, equal the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including the shares paid and delivered as the Distribution Acquisition Share Consideration under the Distribution Share Purchase Agreement but other than shares cancelled and retired in accordance with Section 3.1(a)), and (b) a warrant granting to HSW the right to purchase the number of shares of Parent Common Stock equal to the number of shares eligible for purchase under the Company Options assumed by Parent pursuant to Section 3.2 on the same terms and conditions as such Company Options as of the Closing Date, provided, however, that such terms and conditions shall reflect any termination of services or modifications of post-termination exercise periods that occur in connection with or as a result of the Merger.”

6.                                       Board of Directors and Officers of the Surviving Corporation.  Exhibit 2.6 attached to the Merger Agreement is hereby deleted in its entirety and the Exhibit 2.6 attached hereto shall be substituted in lieu thereof.

7.                                       Board of Directors and Officers of Parent.  Exhibit 2.7 attached to the Merger Agreement is hereby deleted in its entirety and the Exhibit 2.7 attached hereto shall be substituted in lieu thereof.

8.                                       Merger Consideration.  Subsection (a) of Section 3.1 of the Merger Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“(a)                            Each share of Company Common Stock held in the treasury of Company and each share owned by Merger Sub or Parent immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; provided that it is specifically acknowledged and agreed that the shares paid and delivered as the Distribution Acquisition Share Consideration under the Distribution Share Purchase Agreement shall not be held by the Company and, accordingly, shall not be canceled hereunder;”

9.                                       Distribution Business.  The following shall be inserted as a new Section 5.26 of the Merger Agreement:

“5.26                  Distribution Business.  Immediately prior to the completion of the Distribution Acquisition, the Distribution Business engaged in by Company and its Subsidiaries shall be owned and operated only by and through the Distribution Subsidiaries.  At the Closing, neither Company nor any of its Subsidiaries (other than the Distribution Subsidiaries) shall have or otherwise be responsible for any liabilities or obligations, or be a party to or bound by any contract, lease, license, commitment or other instrument, relating to or arising out of the Distribution Business (other than the payment schedule agreement between Company and Lam Ching Wing).  Immediately prior to the completion of the Distribution Acquisition, none of the Distribution Subsidiaries shall, and if the Distribution Acquisition includes the acquisition of control of Meidi Technology, Meidi Technology shall not, own or have any interest in any material assets or properties used in or necessary for, or engage in any activities relating to, the operation of any business of Company and its Subsidiaries other than the Distribution Business.”

10.                                 Debts As Of Closing.  The following shall be inserted as a new Section 5.27 of the Merger Agreement:

“5.27                  Debts As Of Closing.  At the Closing, Company and its Subsidiaries (other than the Distribution Subsidiaries) will have no liabilities, debts or payables other than (a) liabilities, debts or payables incurred in the ordinary course of business (other than the Distribution Business) consistent with past practice and (b) liabilities, debts or payables in connection with the Transaction, including attorney and investment banker fees.  Notwithstanding Section 10.1 hereof, this Section 5.27 shall survive the Effective Time for all purposes of Section 5.08 of the Distribution Share Purchase Agreement.”

11.                                 Condition regarding Purchase Agreement.  Subsection (f) of Section 8.1 of the Merger Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“(f)                              each of the conditions to the obligations of the purchasers at Closing under (i) the Purchase Agreement with American Funds Insurance Series - Global Small Capitalization Fund, SMALLCAP World Fund, Inc., Chilton Investment Partners, L.P., Chilton QP Investment Partners, L.P., Chilton International, L.P., Chilton New Era Partners, L.P., Chilton New Era International, L.P., Chilton Small Cap Partners, L.P., Chilton Small Cap International, L.P. and Zeke, LP, (ii) the Purchase Agreement with Ashford Capital Management and (iii) the Purchase Agreement with Harvest 2004, LLC shall have been satisfied and the closing thereunder shall have occurred simultaneously with the Closing hereunder.”

12.                                 Condition regarding Distribution Acquisition.

(a)                                  The word “and” at the end of subsection (g) of Section 8.3 of the Merger Agreement is hereby deleted.

(b)                                 The period (“.”) at the end of subsection (h) of Section 8.3 of the Merger Agreement is hereby deleted and “; and” shall be substituted in lieu thereof.

(c)                                  The following shall be inserted as a new subsection (i) of Section 8.3 of the Merger Agreement:

“(i)                               each of the conditions to the obligations of Company, Intac International Holdings Limited, Cyber Proof Investments Ltd. and Wei Zhou under the Distribution Share Purchase Agreement shall have been satisfied and the closing of the Distribution Acquisition thereunder shall have occurred immediately prior to the Closing hereunder; provided that if the acquisition of control of Meidi Technology is to be included in the

Distribution Acquisition, then all conditions required therefor in Section 6.02 of the Distribution Share Purchase Agreement shall have been fulfilled to the satisfaction of HSW and Parent.”

13.                                 Termination Date.  The reference to “October 20, 2006” in Section 9.1(b) of the Merger Agreement is hereby deleted and a reference to “August 31, 2007” shall be substituted in lieu thereof.

14.                                 Definitions.

(a)                                  The following shall be inserted as a new subsection (i) of Section 10.14 of the Merger Agreement:

“(i)                               “Distribution Acquisition” shall mean the acquisition by Cyber Proof Investments Ltd. of the Distribution Subsidiaries which are engaged in the Distribution Business pursuant to the Distribution Share Purchase Agreement and, if applicable, the acquisition of control of Meidi Technology pursuant to and to the extent permitted under the Distribution Share Purchase Agreement.”

(b)                                 The following shall be inserted as a new subsection (j) of Section 10.14 of the Merger Agreement:

“(j)                               “Distribution Acquisition Share Consideration” shall mean the 3,000,000 shares of Company Common Stock to be paid as the purchase price for the Distribution Subsidiaries and, if applicable, the control of Meidi Technology under the Distribution Share Purchase Agreement.”

(c)                                  The following shall be inserted as a new subsection (k) of Section 10.14 of the Merger Agreement:

“(k)                            “Distribution Business” shall mean the business of the distribution of wireless handset products to mobile communications equipment wholesalers, agents, retailers and other distributors and the sale of prepaid calling cards engaged in by Company and its Subsidiaries.”

(d)                                 The following shall be inserted as a new subsection (l) of Section 10.14 of the Merger Agreement:

“(l)                               “Distribution Share Purchase Agreement” shall mean the Share Purchase Agreement by and among Company, Intac International Holdings Limited, Intac (Tianjin) International Trading Company, Cyber Proof Investments Ltd. and Wei Zhou, dated as of January     , 2007 and attached hereto as Exhibit N, pursuant to which Cyber Proof Investments Ltd. shall purchase all of the outstanding shares of the Distribution Subsidiaries and may, to the extent permitted therein, acquire control of Meidi Technology.”

(e)                                  The following shall be inserted as a new subsection (m) of Section 10.14 of the Merger Agreement:

“(m)                         “Distribution Subsidiaries” shall mean, collectively, (i) Global Creative International Limited, a Hong Kong corporation, (ii) INTAC Telecommunications Limited, a Hong Kong corporation, (iii) FUTAC Group Limited, a British Virgin Islands corporation, and (iv) INTAC Deutschland GmbH, a German corporation.”

(f)                                    Subsections (i) through (m) of Section 10.14 of the Merger Agreement shall hereby be re-lettered as subsections (n) through (r), respectively.

(g)                                 The following shall be inserted as a new subsection (s) of Section 10.14 of the Merger Agreement:

“(s)                            “Meidi Technology” shall mean Beijing Intac Meidi Technology Development Co., Ltd., limited liabilities company incorporated under the laws of the People’s Republic of China.”

(h)                                 Subsections (n) through (u) of Section 10.14 of the Merger Agreement shall hereby be re-lettered as subsections (t) through (aa), respectively.

(i)                                     Any other capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

15.                                 Distribution Share Purchase Agreement.  The Share Purchase Agreement attached hereto as Exhibit A shall be inserted as Exhibit N to the Merger Agreement.

16.                                 Board Approval.  Each of the parties hereto represents and warrants that its Board of Directors has approved this Amendment.

15.                                 Controlling Effect; Full Force.  The parties acknowledge and agree that to the extent that the terms of this Amendment are in conflict with the terms of the Merger Agreement, this Amendment shall control.  Except as modified by this Amendment, all of the terms and conditions of the Merger Agreement shall remain in full force and effect.

16.                                 Assignments; Parties in Interest.  Neither this Amendment nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties (and any assignment otherwise shall be void).  Subject to the preceding sentence, this Amendment shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided.

17.                                 No Third Party Beneficiary.  This Amendment shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person.

18.                                 Entire Agreement.  This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

19.                                 Severability.  If any term or other provision hereof is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions hereof shall nevertheless remain in full force and effect provided that the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.  Upon determination by a court of competent jurisdiction that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

20.                                 Counterparts.  This Amendment may be executed in two or more counterparts, including by facsimile, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

21.                                 Governing Law.  Except to the extent that the Nevada Merger Statutes are mandatorily applicable to the Merger or to the rights of the Company Stockholders or the parties hereto with respect to the Transaction, this Amendment shall be governed in all respects by the laws of the State of New York applicable to contracts executed in and to be performed in that State (without giving effect to the provisions thereof relating to conflicts of law).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and delivered by their respective duly authorized officers as of the date first written above.

INTAC INTERNATIONAL, INC.,
a Nevada corporation

By:	/s/ J. David Darnell
J. David Darnell
Senior Vice President and Chief Financial Officer

HOWSTUFFWORKS, INC.,
a Delaware corporation

By:	/s/ Jeffrey Arnold
Jeffrey Arnold
Chief Executive Officer

HSW INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Jeffrey Arnold
Jeffrey Arnold
Chief Executive Officer

HSW INTERNATIONAL MERGER CORPORATION,
a Nevada corporation

By:	/s/ Jeffrey Arnold
Jeffrey Arnold
Chief Executive Officer

EXHIBIT A

DISTRIBUTION SHARE PURCHASE AGREEMENT

(New Exhibit N to Merger Agreement)

EXHIBIT B

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

(Revised Exhibit B to Merger Agreement)

EXHIBIT C

AMENDMENT TO PURCHASE AGREEMENT

(Amendment to Exhibit C-2 to Merger Agreement)

EXHIBIT D

PURCHASE AGREEMENT

(New Exhibit C-1 to Merger Agreement)

EXHIBIT E

PURCHASE AGREEMENT

(New Exhibit C-3 to Merger Agreement)

EXHIBIT F

PURCHASE AGREEMENT

(New Exhibit C-4 to Merger Agreement)

EXHIBIT G

PURCHASE AGREEMENT

(New Exhibit C-5 to Merger Agreement)

EXHIBIT H

PURCHASE AGREEMENT

(New Exhibit C-6 to Merger Agreement)

EXHIBIT I

PURCHASE AGREEMENT

(New Exhibit C-7 to Merger Agreement)

EXHIBIT J

AMENDED AND RESTATED CONSULTING AGREEMENT

(Revised Exhibit L to Merger Agreement)

EXHIBIT 2.6

DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

Directors:

Jeffrey Arnold - HSW designee

[HSW designee to be designated prior to the Effective Time.]

[HSW designee to be designated prior to the Effective Time.]

[HSW designee to be designated prior to the Effective Time.]

[HSW designee to be designated prior to the Effective Time.]

Wei Zhou - Zhou designee

Dr. Heinz-Gerd Stein - Zhou designee

Officers:

Jeffrey Arnold	Chairman
Wei Zhou	Chief Executive Officer, President and Secretary
David Darnell	Senior Vice President, Treasurer and Chief Financial Officer

EXHIBIT 2.7

DIRECTORS AND OFFICERS OF PARENT

Directors:

Jeffrey Arnold - HSW designee

[HSW designee to be designated prior to the Effective Time.]

[HSW designee to be designated prior to the Effective Time.]

[HSW designee to be designated prior to the Effective Time.]

[HSW designee to be designated prior to the Effective Time.]

Wei Zhou - Zhou designee

Dr. Heinz-Gerd Stein - Zhou designee

Officers:

Jeffrey Arnold	Chairman
Wei Zhou	Chief Executive Officer [, President] and Secretary
Robert C. Bicksler	Executive Vice President and Chief Financial Officer[/Chief Operating Officer]